                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]   Confidential, for use of the Commission only (as permitted by Rule
      14a-6(e)(2)

                             LanVision Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1. Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):


        ------------------------------------------------------------------------

     4. Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

     5. Total fee paid:


        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1. Amount previously paid:


        ------------------------------------------------------------------------

     2. Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------

     3. Filing party:


        ------------------------------------------------------------------------

     4. Date filed:


        ------------------------------------------------------------------------

                             LANVISION SYSTEMS, INC.
                          ONE FINANCIAL WAY, SUITE 400
                           CINCINNATI, OHIO 45242-5859


                            NOTICE OF ANNUAL MEETING


TO THE STOCKHOLDERS OF LANVISION SYSTEMS, INC.:

The annual meeting of the stockholders of LanVision Systems, Inc. will be held on May 27, 1998, at 9:30 a.m., Eastern Time, at the Embassy Suites Hotel, 4545 Lake Forest Drive, Cincinnati, Ohio 45242, for the following purposes:

         1. To elect four directors each to hold office until a successor is duly elected and qualified at the 1999 annual meeting of stockholders or otherwise or until any earlier removal or resignation; and

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 3, 1998 will be entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


Cincinnati, Ohio                        ALAN J. HARTMAN
April 24, 1998                          Corporate Secretary


--------------------------------------------------------------------------------

                                    IMPORTANT
                                    ---------

A PROXY STATEMENT AND PROXY ARE SUBMITTED WITH THIS NOTICE. AS A STOCKHOLDER, YOU ARE URGED TO COMPLETE AND RETURN THE PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE ENCLOSED ENVELOPE FOR THE RETURN OF THE PROXY REQUIRES NO POSTAGE IF MAILED IN THE USA. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU PREVIOUSLY SIGNED AND RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE VOTED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN RETURNING YOUR PROXY PROMPTLY.

--------------------------------------------------------------------------------

                             LANVISION SYSTEMS, INC.
                          ONE FINANCIAL WAY, SUITE 400
                           CINCINNATI, OHIO 45242-5859


                                 PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors ("Board") of LanVision Systems, Inc., a Delaware corporation ("Company" or "LanVision"), for use at the 1998 annual meeting of stockholders of the Company ("Annual Meeting"). The Annual Meeting will be held on May 27, 1998 at 9:30 a.m., Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Embassy Suites Hotel, 4545 Lake Forest Drive, Cincinnati, Ohio 45242. All holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), on April 3, 1998, the record date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had 8,806,000 shares of Common Stock outstanding and entitled to vote. A majority, or 4,403,001, of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

The proxy card, this Proxy Statement, and the Company's 1997 Annual Report to Stockholders will be mailed to stockholders on or about April 24, 1997.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.

The shares represented by all properly executed proxies which are timely sent to the Company will be voted as designated and each proxy not designated will be voted affirmatively. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before the shares subject to the proxy are voted by notifying the Corporate Secretary of the Company in writing or by attendance at the meeting and voting in person.

The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners.

The Company's bylaws provide that the holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR", "AGAINST", "ABSTAIN", OR "WITHHELD", as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. If a broker, bank, custodian, nominee, or other record holder of shares indicates on a proxy that it does not have the discretionary authority to vote certain shares on a particular matter ("broker non-vote"), then those shares will not be considered entitled to vote with respect to that matter, but will be counted in determining the presence of a quorum.

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy how the shares are to be voted with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If the stockholder fails to so specify, except for broker non-votes, the shares will be voted "FOR" the election of the Board's nominees as directors.

J. Brian Patsy and Eric S. Lombardo, the co-founders and two of the directors of the Company, together beneficially own 4,440,000 shares of Common Stock, constituting a majority of the shares necessary for a quorum to transact business at the Annual Meeting. Blue Chip Capital Fund Limited Partnership ("Blue Chip") beneficially owns 746,000 shares of Common Stock. Z. David Patterson, one of the directors of the Company, is Executive Vice President of Blue Chip Venture Company, the General Partner of Blue Chip. Messrs. Patsy and Lombardo, and Blue Chip have each indicated that they intend to vote for the election of all of the those nominated by the Board for election as directors. For information regarding the ownership of Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

In accordance with Delaware Law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting at the Embassy Suites Hotel on May 27, 1998, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the office of the Transfer Agent, Fifth Third Bank, Corporate Trust Administration, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect four directors, comprising the entire membership of the Board, each to hold office until a successor is duly elected and qualified at the 1999 annual meeting of stockholders of the Company or otherwise or until any earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the four nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. All nominees for election are currently serving as members of the Board and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable or unwilling to serve as a director.

Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to approve the election of directors. An abstention is counted as a vote "AGAINST" and a broker non-vote and a withheld vote are not counted for purposes of electing the directors. A representative of the Company's Transfer Agent, Fifth Third Bank, will serve as inspector of election for the election of the directors.

NOMINEES FOR ELECTION AS DIRECTORS

The following incumbent directors are being nominated by the Board for reelection to the Board: George E. Castrucci, Eric S. Lombardo, J. Brian Patsy, and Z. David Patterson. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

         George E. Castrucci, age 59, was appointed to the Board in May, 1996. Prior to his retirement in March, 1992, he served as Chairman and Chief Executive Officer of Great American Broadcasting Company, a Cincinnati, Ohio based broadcasting company, and as President and Chief Operating Officer of its parent company, Great American Communications Company. Mr. Castrucci also currently serves as a director of Baldwin Piano & Organ Company, BMF Savings Bank, The Ohio National Fund, Inc., and ONE Fund, Inc.

         Eric S. Lombardo, age 45, is a co-founder of the Company and has served as Vice President and Director of the Company or its predecessor since the Company's or its predecessor's inception in October, 1989, and as Executive Vice President of the Company or its predecessor since May, 1990. Mr. Lombardo has over 23 years of experience in the information technology industry. From 1983 to 1990, Mr. Lombardo served as Major Account Executive for Wang Laboratories. In 1979, Mr. Lombardo established and managed the Cincinnati, Ohio office of Triad Systems, a wholesale distribution software company. Prior to 1979, Mr. Lombardo was employed by NCR Corporation in various capacities.

         J. Brian Patsy, age 47, is a co-founder of the Company and has served as President and Director of the Company or its predecessor since the Company's or its predecessor's inception in October, 1989. Mr. Patsy was appointed Chairman of the Board and Chief Executive Officer in March, 1996. Mr. Patsy has over 25 years of experience in the information technology industry. From 1988 to 1989, Mr. Patsy served as Branch Manager and District Marketing Manager for Wang Laboratories, Cincinnati, Ohio. From 1986 to 1988, Mr. Patsy served as District Marketing Manager of Voice Products for Wang Laboratories. Prior to 1986, Mr. Patsy served twelve years in numerous engineering, sales, marketing, and executive management positions with AT&T, Ameritech and Ohio Bell Telephone Company.

         Z. David Patterson, age 61, has been an Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership, since 1992. He has served as Director of the Company or its predecessor since December, 1994. From 1991 through 1992, Mr. Patterson served as Vice President of Recoll Management, a subsidiary of Fleet Financial Corporation. From 1983 to 1991, Mr. Patterson served as President of New England Capital Corporation, a subsidiary of Bank of New England.

There are no family relationships among any of the above named nominees for director nor among any of the nominees and any executive officers of the Company.

DIRECTOR COMPENSATION

The Company currently pays Messrs. Castrucci and Patterson directors' fees of
(i) $1,000 for each regularly scheduled Board meeting attended, and (ii) $1,000 per day for each special meeting or committee meeting attended on days when there are no Board meetings. Messrs. Patsy and Lombardo are officers of the Company and are not separately compensated as directors of the Company.

Non-employee members of the Board are also eligible to participate in the Company's 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to directors who are not employees of the Company to enable the Company to attract and retain high quality non-employee directors. Options for a total of 100,000 shares of Common Stock may be granted under the Directors Plan prior to February 8, 2006. Options may be granted under the Directors Plan by the Company at such times as may be determined by the Board's Compensation Committee. Currently, 5,000 options have been granted under the Directors Plan to Mr. Castrucci. The

Company also granted Mr. Castrucci an additional 5,000 options outside of the Directors Plan at the time he first agreed to serve as a director for the Company as further inducement for him to serve as a director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board met 11 times during fiscal year 1997 and during that same period acted four times without a meeting by unanimous written consent. Standing committees of the Board currently include an audit committee and a compensation committee. The Board does not have a nominating committee.

In fiscal year 1997, all directors attended all meetings of the Board and all committee meetings of the committees on which such directors served during the period for which each such director has been a director.

The non-employee directors, Messrs. Patterson (Chairman) and Castrucci, are presently the members of the Audit Committee. The Audit Committee met two times during fiscal year 1997. The function of the Audit Committee is to review, with the Company's independent public accountants, the Company's management, and the Board, the Company's accounting practices and controls, financial and auditing issues, and financial reports, including recommending the Company's choice of independent public accountants, and to make recommendations on all such matters to the Board. The Audit Committee reviews the results of the examination of the Company's financial statements by the independent public accountants and the independent public accountant's opinion thereon.

The non-employee directors, Messrs. Castrucci (Chairman) and Patterson, are presently the members of the Compensation Committee. The Compensation Committee met five times during fiscal year 1997. The Compensation Committee reviews the performance of and establishes the salaries and all other compensation of the Company's executive officers. The Compensation Committee also administers the Company's 1996 Employee Stock Option Plan, the Company's 1996 Non-Employee Directors Stock Option Plan, and the Company's 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, subject to the approval of the Board.


           STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 24, 1998, with respect to the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock;
(ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table; and (iv) all directors and current executive officers as a group.

                                                                                              SHARES
                                                                                           BENEFICIALLY      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                          OWNED(1)      OF CLASS(2)
------------------------------------                                                          ------        ---------

Blue Chip Capital Fund Limited Partnership(3)..........................................        746,000         8.47%
     201 East 5th Street
     Cincinnati, Ohio 45202

J. Brian Patsy.........................................................................      2,279,000        25.88%
     One Financial Way, Suite 400
     Cincinnati, Ohio 45242-5859

Eric S. Lombardo.......................................................................      2,161,000        24.54%
     One Financial Way, Suite 400
     Cincinnati, Ohio 45242-5859

George E. Castrucci(4).................................................................          7,500          *

Z. David Patterson(3)..................................................................        746,000         8.47%

Robert F. Golden(5)......................................................................      179,434         2.04%

Thomas E. Perazzo(6)...................................................................         41,894          *

Alan J. Hartman(7).......................................................................       10,000          *

All current directors and executive officers as a group (7 persons)....................      5,449,826        61.89%

---------

* Represents less than 1%.

1 Unless otherwise indicated below, each person listed has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. For purposes of this table, shares subject to stock options are considered to be beneficially owned if by their terms they may be exercised as of the date of mailing of this Proxy Statement or if they become exercisable within 60 days thereafter.
2 These percentages assume the exercise of certain currently exercisable stock options.
3 Mr. Z. David Patterson, a Director of the Company, is also Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership. Mr. Patterson may be deemed to be the beneficial owner of such shares and shares investment power with the other officers of Blue Chip Venture Company.
4 Includes 7,500 shares that are issuable upon the exercise of currently exercisable options.
5 Includes 179,434 shares that are issuable upon the exercise of currently exercisable options.
6 Includes 2,000 shares held of record by Mr. Perazzo's wife, and 39,894 shares that are issuable upon the exercise of currently exercisable options.
7 Includes 8,000 shares that are issuable upon the exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation earned during fiscal years 1995, 1996, and 1997 by the Company to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who held office as of the end of fiscal year 1997 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                                    LONG-TERM
                                                            ANNUAL COMPENSATION                   COMPENSATION
                                                  -----------------------------------------     ------------------     ALL OTHER
                                                                                                  STOCK OPTIONS         COMPEN-
                                                   SALARY(1)        BONUS        OTHER(2)           GRANTED(3)          SATION(4)
    NAME AND PRINCIPAL POSITION        YEAR          ($)             ($)           ($)                 (#)                ($)
    ---------------------------       --------    ----------      ----------    -----------     ------------------     -----------

J. Brian Patsy                         1997        150,000         25,000           -                   -                  -
Chairman of the Board, Chief           1996        150,000         25,000           -                   -                  -
Executive Officer, and President       1995         99,671         12,000           -                   -                  -

Eric S. Lombardo                       1997        148,000         25,000           -                   -                  -
Executive Vice President               1996        148,000         25,000           -                   -                  -
                                       1995         97,500         12,000           -                   -                  -

Robert F. Golden                       1997        115,000         15,000           -                   -                  -
Vice President and Chief Technology    1996        110,000         15,000        23,749(5)              -                  -
Officer                                1995           -               -             -                209,418               -

Thomas E. Perazzo                      1997        120,000         35,000           -                 15,000               -
Chief Operating Officer, Chief         1996        120,000         25,000           -                   -                  -
Financial Officer, and Treasurer       1995            923            -             -                 59,840               -

Alan J. Hartman                        1997        115,000         15,000           -                 10,000               -
Vice President and General Counsel,    1996        115,000         15,000           -                 12,000               -
and Corporate Secretary                1995           -               -             -                   -                  -

---------

1 All amounts include amounts contributed by the officers to the Company's 401(k) plan. There was no Company contribution to the plan in any years reported.
2 Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for that year.
3 All amounts reflect the number of options to purchase Common Stock.
4 Term life insurance premiums were paid by the Company for the benefit of each Named Executive Officer, but only to the extent that such premiums were paid by the Company for all of its employees.
5 Includes reimbursement of $17,776 for moving expenses, and reimbursement of health care and other expenses.

STOCK OPTIONS

The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal year 1997.

                          OPTION GRANTS IN FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES
                           NUMBER OF                                                               OF STOCK PRICE APPRECIATION
                             SHARES         % OF TOTAL                                                  FOR OPTION TERM(3)
                           UNDERLYING     OPTIONS GRANTED        EXERCISE OR                       ----------------------------
                            OPTIONS       TO EMPLOYEES IN        BASE PRICE        EXPIRATION          5%              10%
          NAME              GRANTED      FISCAL YEAR 1997(1)       ($/SH)(2)          DATE            ($)              ($)
          ----              -------      -----------------
                                                                --------------    -------------    -----------     ------------

J. Brian Patsy                 0                 0                    -                -               -                -

Eric S. Lombardo               0                 0                    -                -               -                -

Robert F. Golden               0                 0                    -                -               -                -

Thomas E. Perazzo           15,000 (4)         9.00%                5.00             8-4-07          41,350          101,846

Alan J. Hartman             10,000 (4)         6.00%                5.00             8-4-07          27,566           67,897

---------

1 Stock options exercisable into 166,500 shares of Common Stock were granted to all employees of the Company as a group during fiscal year 1997.
2 Options were granted at an exercise price equal to the fair market value per share at the date of grant.
3 Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the U.S. Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of Common Stock from the date of grant to date. The closing price of Common Stock on March 31, 1998 was $5.00.
4 These options were granted on August 5, 1997, are to vest at the rate of 331/3% on August 5, 1998, 1999, and 2000, and are to expire on August 4, 2007.

The following table sets forth information with respect to the Named Executive Officers concerning exercises of options during fiscal year 1997 and unexercised options held as of the end of fiscal year 1997.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                      UNEXERCISED           VALUE OF UNEXERCISED
                                                                        OPTIONS                 IN-THE-MONEY
                                                                       AT FISCAL                 OPTIONS AT
                         SHARES ACQUIRED          VALUE              YEAR-END (#)           FISCAL YEAR-END ($)(1)
                           ON EXERCISE          REALIZED             EXERCISABLE/               EXERCISABLE/
                               (#)                 ($)               UNEXERCISABLE              UNEXERCISABLE
                        ------------------    --------------     ----------------------     ----------------------

J. Brian Patsy                  0                   0                     0/0                        0/0

Eric S. Lombardo                0                   0                     0/0                        0/0

Robert F. Golden                0                   0               119,364/90,054(2)          107,372/218,007

Thomas E. Perazzo               0                   0                19,947/54,893                   0/0

Alan J. Hartman                 0                   0                4,000/18,000                    0/0


---------

1The closing market price for one share of Common Stock on January 31, 1998, the end of fiscal year 1997, was $4.625. Except for the options described in footnote 2 below, the exercise price of all options exceeded the fiscal year end market price.
2 Exercise of 29,620 of exercisable options and of 60,140 of unexercisable options at $1.00 per share is contingent upon a market share price of not less than $4.00 per share.

EMPLOYMENT AGREEMENTS

LanVision entered into employment agreements with Messrs. Patsy, Lombardo, Golden and Perazzo in January 1996 and with Mr. Hartman in June 1996.

Mr. Patsy's agreement extends through January 31, 1999 and provides that he will serve as the Company's President and/or Chief Executive Officer throughout the term of the agreement. The agreement establishes his base salary at $150,000, subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Patsy a bonus of not less than $25,000.

Mr. Lombardo's agreement extends through January 31, 1999 and provides that he will serve as the Company's Executive Vice President, or similar position, throughout the term of the agreement. The agreement establishes his base salary at $148,000, subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Lombardo a bonus of not less than $25,000.

Mr. Golden's agreement extends through January 31, 1999 and provides that he will serve as the Company's Vice President, Development (now Vice President and Chief Technology Officer) throughout the term of the agreement. The agreement establishes his base salary at $110,000 (later amended to $115,000), subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Golden an annual bonus of not less than $20,000 (later amended to $15,000).

Mr. Perazzo's agreement extends through January 31, 1999 and provides that he will serve as the Company's Chief Financial Officer throughout the term of the agreement. The agreement establishes his base salary at $120,000, subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Perazzo an annual bonus of not less than $25,000. Mr. Perazzo now also serves as Chief Operating Officer.

Mr. Hartman's agreement extends through May 31, 1999 and provides that he will serve as the Company's General Counsel and Director of Human Resources (now Vice President and General Counsel) throughout the term of the agreement. The agreement establishes his base salary at $115,000, subject to adjustment at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Hartman an annual bonus of not less than $15,000.

The employment agreements for each of Messrs. Patsy, Lombardo, Golden, Perazzo, and Hartman further provide that in the event the employee is terminated by the Board without cause, the employee terminates the employment agreement due to a material reduction in his duties or compensation or the employment agreement is terminated within one year after a change in control, each of Messrs. Patsy and Lombardo is entitled to severance benefits equal to two and one-half times his then current annual salary and each of Messrs. Golden, Perazzo, and Hartman is entitled to severance benefits equal to three-quarters of his then current annual salary and bonus. Such severance benefits shall be paid in a lump sum within three months after the termination date. The employment agreements for Messrs. Patsy, Lombardo, Golden, and Perazzo also provide that during the term of the agreement, and for a period of two years thereafter for Messrs. Patsy, Lombardo, and Golden, and one year for Messrs. Perazzo and Hartman, the employee will not compete with the Company in the healthcare information systems industry, including serving as an employee, officer, director, consultant, stockholder, or general partner of any entity other than the Company. In addition, each of Messrs. Patsy, Lombardo, Golden, Perazzo, and Hartman has agreed to assign to the Company all of his interest in any developments, discoveries, inventions, and certain other interests developed by him during the course of employment with the Company, and not to use or disclose any proprietary information of the Company at any time during or after the course of employment with the Company.

COMPENSATION COMMITTEE REPORT

For fiscal year 1997, the Compensation Committee of the Board was at all times comprised entirely of non-employee directors. The Compensation Committee is charged with responsibility for reviewing the performance and establishing the compensation of the Company's executive officers on an annual basis. The Compensation Committee also administers the Company's 1996 Employee Stock Option Plan, the Company's 1996 Non-Employee Directors Stock Option Plan, and the Company's 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, unless otherwise directed by the Board.

The fiscal year 1996 compensation plans for the Company's executive officers were established prior to the appointment of the Compensation Committee pursuant to the employment agreements with the executive officers. The compensation plans provide, for each executive officer, an annual salary, a minimum bonus, discretionary bonuses, stock options (excluding Messrs. Patsy and Lombardo), and severance arrangements. The compensation plan for Mr. Patsy, the Company's Chief Executive Officer and President, was the same for fiscal year 1997 as it was for fiscal year 1996. In addition, the compensation plans for the Company's other executive officers were the same for fiscal year 1997 as they were for fiscal year 1996.

The Compensation Committee met five times during fiscal year 1997. On May 8, 1997, the Compensation Committee approved a one-time $10,000 bonus for Mr. Perazzo in recognition of his extraordinary efforts as Chief Financial Officer in facilitating the Company's successful initial public offering. For fiscal year 1997, the Compensation Committee decided not to make any changes to executive officers compensation, except for the one-time bonus described above for Mr. Perazzo, and has stated that the current executive officer compensation shall continue as is into fiscal year 1998, until such time that it determines that the Company's performance warrants any changes.

                                               The Compensation Committee

                                               George E. Castrucci, Chairman
                                               Z. David Patterson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors serve on the Compensation Committee: George
E. Castrucci and Z. David Patterson. No member of the Compensation Committee is or was an officer or employee of the Company or any subsidiary of the Company. No director or executive officer of the Company serves on any board of directors or compensation committee that compensates any member of the Compensation Committee.

                             STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the Nasdaq US Total Return Index and on the Nasdaq Computer and Data Processing Services Stock Index for the period commencing April 18, 1996 and ending January 30, 1998, assuming an investment of $100 and the reinvestment of any dividends.

The comparison in the graph below is based upon historical data and is not indicative of, nor intended to forecast, the future performance of Common Stock.

                          LANVISION STOCK PERFORMANCE


                                   [GRAPHIC]



                                                APRIL 18, 1996(1)    JANUARY 31, 1997(2)     JANUARY 30, 1998(2)
                                              -------------------- ----------------------- ----------------------

LanVision Systems, Inc. Common Stock                 $100.00               $ 54.81                 $ 35.58
Nasdaq US Total Return Index                         $100.00               $121.77                  144.02
Nasdaq Computer and Data Processing
  Services Stock Index                               $100.00               $122.32                 $148.27

---------

1 The Company's initial public offering commenced on April 18, 1996. For purposes of this presentation, the Company has assumed that its initial offering price of $13.00 per share would have been the closing price on April 17, 1996, the day prior to commencement of trading.
2 Assumes that $100.00 was invested on April 18, 1996 in Common Stock at the offering price of $13.00 per share and at the closing sales price of each index on that date and that all dividends were reinvested. No dividends have been declared on Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a stockholder agreement among the Company, Blue Chip Capital Fund Limited Partnership ("Blue Chip"), and Messrs. Patsy and Lombardo, executed in connection with Blue Chip's purchase of its equity interest in the Company, the Company is obligated to nominate for election, as a director, a person designated by Blue Chip as long as Blue Chip beneficially owns at least 8% of the outstanding Common Stock. Blue Chip currently owns 8.47% of the outstanding Common Stock. Blue Chip has designated Z. David Patterson as its nominee.

                            OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the heading "Compensation Committee Report" and "Stock Performance Graph" are not, and should not be deemed to be, incorporated by reference into any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate by reference other U.S. Securities and Exchange Commission filings made by the Company, in whole or in part, including this Proxy Statement.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and NASDAQ. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received, the Company believes that with respect to the fiscal year ended January 31, 1998, all the Reporting Persons complied with all applicable filing requirements.

                              INDEPENDENT AUDITORS

Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended January 31, 1998. At its meeting scheduled to follow the Annual Meeting, the Board expects to select Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

                                 OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of the majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote "AGAINST" and a broker non-vote and a withheld vote are not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

                           ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1998, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO ALAN J. HARTMAN, CORPORATE SECRETARY, LANVISION SYSTEMS, INC., ONE FINANCIAL WAY, SUITE 400, CINCINNATI, OHIO 45242-5859. THE FORM10-K INCLUDES CERTAIN EXHIBITS. COPIES OF THE EXHIBITS WILL BE PROVIDED ONLY UPON RECEIPT OF

PAYMENT COVERING THE COMPANY'S REASONABLE EXPENSES FOR SUCH COPIES. THE FORM 10-K MAY ALSO BE OBTAINED FROM THE COMPANY'S WEB SITE, HTTP://WWW.LANVISION.COM, ON THE "FINANCIAL" PAGE VIA "SEC EDGAR'S INFO ON LANVISION."

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals intended for inclusion in the Company's proxy statement and form of proxy relating to the Company's 1999 annual meeting of stockholders must be received by the Company not later than December 26, 1998. Such proposals should be sent to Alan J. Hartman, Corporate Secretary, LanVision Systems, Inc., One Financial Way, Suite 400, Cincinnati, Ohio 45242-5859. The inclusion of any proposal will be subject to applicable rules of the U.S. Securities and Exchange Commission, including Rule 14a-8 of the Securities and Exchange Act of 1934.


ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

LANVISION SYSTEMS, INC.
ONE FINANCIAL WAY, SUITE 400                THIS PROXY IS SOLICITED ON BEHALF OF
CINCINNATI, OH  45242-5859                 THE BOARD OF DIRECTORS OF THE COMPANY

                                      PROXY

     The undersigned hereby appoints J. Brian Patsy and Eric S. Lombardo and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of LanVision Systems, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 27, 1998, at 9:30 a.m., and at any adjournment thereof.

1.   ELECTION OF DIRECTORS: J. BRIAN PATSY, ERIC S. LOMBARDO, Z. DAVID PATTERSON, AND GEORGE E. CASTRUCCI.

     [ ] FOR all nominees listed above (except as marked below)  [ ] WITHHOLD AUTHORITY to vote for all nominees

     (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

     -----------------------------------------------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

                            (continued on other side)






     The undersigned acknowledges having received from LanVision Systems, Inc., prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report.

     Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         Dated:                         , 1998
                                                ------------------------

[STOCKHOLDER NAME AND ADDRESS]           [STOCKHOLDER NAME AND NUMBER OF SHARES]



                                         ---------------------------------------
                                                     (Signature)


                                         ---------------------------------------
                                              (Signature if held jointly)

                                         Please mark, sign, date, and return the
                                         Proxy promptly using the enclosed
                                         envelope.

                                                     REVOCABLE PROXY